Exhibit 99.1

Dialogic Inc. Names John Hanson as New Executive Vice

President and Chief Financial Officer

Milpitas, CA – September 29, 2011- Dialogic Inc. (NASDAQ: DLGC), a leading provider of communications technologies that power advanced networks, has named John T. Hanson as the company’s new Executive Vice President and Chief Financial Officer.

“We undertook a very methodical and diligent search process for the right CFO. John’s background with capital markets, corporate governance and corporate strategic planning make him uniquely well-suited to contribute significantly to the company’s continued success,” said Nick Jensen, Dialogic’s Chairman and Chief Executive Officer. “We welcome John to Dialogic and look forward to him joining our executive leadership team.”

Mr. Hanson comes to Dialogic with over 25 years of management experience at both publicly traded and privately held companies, including 12 years in the telecommunications industry. He most recently served as chief financial officer at One Communications Corp and before that held senior management positions at Motorola and Worldport Communications.

“I am very excited about Dialogic’s potential,” said Mr. Hanson. “We are operating in a robust market and we have solutions that carriers and enterprises use today. With our investments and focus on enabling innovative video services, furthering IP networks and mobile network optimization solutions, we are well positioned for growth.”

Jean Gagnon, who has been with the company for over ten years, most recently as acting CFO since February 2011, will work to complete a smooth transition for the next several weeks and will then leave to pursue other opportunities.

“We thank Jean for his many contributions during the last ten years as a part of this dynamic company,” said Mr. Jensen. “Jean positively evolved Dialogic’s financial organization during this time and was a key contributor in Dialogic’s M&A activities the past few years. We wish him the very best going forward.”

About Dialogic

For more than 25 years, Dialogic (NASDAQ: DLGC) and its subsidiaries have been providing communications platforms and technology to enterprise and service provider markets. Our portfolio of IP and TDM based multimedia processing and call control technologies enables developers and service providers to build and deploy innovative applications without concern for the complexities of the communications medium or network. This empowers our customers to unleash the profit from video, voice and data for advanced networks. For more information on Dialogic, visit www.dialogic.com.

Dialogic is a registered trademark of Dialogic Inc. or a subsidiary. All other company and product names may be trademarks of the respective companies with which they are associated.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the potential growth of sales from products that enable innovative video services, further IP networks and allow mobile network optimization, and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Dialogic’s business is set forth in the “Risk Factors” section in our 10-K for the year ended December 31, 2010 and our 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. (DLGC-IR).

Dialogic Press Contacts:

Kristen Seely

Dialogic

+ 1 973.967.6665

kristen.seely@dialogic.com

Brianna Swales

Vantage Communciations

+ 1 352.224.5086

bswales@pr-vantage.com